UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMSOVEREIGN HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	46-5538504
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5000 Quorum Drive, STE 400

Dallas, TX 75254

(904) 834-4400

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each Warrant exercisable for one share of Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE:

This Amendment No. 1 amends the Form 8-A filed by the Registrant on July 10, 2020 for the purpose of clarifying that the Registrant is transferring its proposed application for listing of its common stock and warrants from the NYSE American, LLC to The Nasdaq Stock Market LLC.

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A registers the common stock, par value $0.0001 per share, and warrants of COMSovereign Holding Corp. (the “Company,” “we,” “us,” “our”) under Section 12(b) of the Securities Exchange Act of 1934, as amended, in connection with our proposed application for listing of our common stock and warrants on The Nasdaq Stock Market LLC.

We hereby incorporate by reference herein the description of our common stock and warrants set forth under the heading “Description of Securities” in our registration statement on Form S-1 (File No. 333-248490), originally filed with the Securities and Exchange Commission on August 28, 2020, as amended on December 17, 2020, and as may be further amended, including any amendment or report filed for the purpose of updating such description.

Item 2. Exhibits.

The following exhibits are filed with this registration statement on Form 8-A:

Exhibit Number	Description

3.1	Restated Articles of Incorporation, filed as Exhibit 3.1 to Form 10-K on July 6, 2020 (File 333-150332) and incorporated herein by reference.

3.2	Amended and Restated By-Laws, filed as Exhibit 3.2 to Form 10-K on July 6, 2020 (File 333-150332) and incorporated herein by reference.

10.1	Form of Warrant Agency Agreement between the Company and ClearTrust, LLC, including form of Warrant Certificate, filed as Exhibit 4.14 to Registration Statement on Form S-1 (File 333-248490) on December 17, 2020 and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMSOVEREIGN HOLDING CORP.

Date: December 22, 2020	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer

2